UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2021

STONEMOR INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39172	80-0103152
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3331 Street Road, Suite 200 Bensalem, Pennsylvania		19020
(Address of principal executive offices)		(Zip Code)

(215) 826-2800

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	STON	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry Into a Material Definitive Agreement.

As previously reported, StoneMor Inc. (the “Company”) is a party to a Nomination and Director Voting Agreement dated as of September 17, 2018 (as amended on February 4, 2019, June 27, 2019, November 3, 2020 and November 20, 2020, the “DVA”) with Axar Capital Management, LP (“Axar”), certain funds and managed accounts for which it serves as investment manager and its general partner, Axar GP, LLC (collectively, the “Axar Entities”), StoneMor GP Holdings LLC and Robert B. Hellman, Jr., as trustee under the Voting and Investment Trust Agreement for the benefit of American Cemeteries Infrastructure Investors LLC (“ACII” and, collectively with StoneMor GP Holdings LLC, the “ACII Entities”). Under the DVA, and subject to certain conditions and exceptions, the Axar Entities and their affiliates are prohibited from acquiring additional shares of the Company’s Common Stock. On April 13, 2021, the Axar Entities, the ACII Entities and the Company entered into a letter agreement (the “Waiver”) pursuant to which the Axar Entities were permitted to acquire some or all of the shares of the Company’s Common Stock held by ACII and its affiliates in a single privately negotiated transaction and not in the open market. The terms of the Waiver were approved by the Conflicts Committee of the Company’s Board of Directors. The waiver was subject to the following conditions:

•	any such purchase be consummated on or before May 31, 2021;

•

the Company, the Axar Entities and the ACII Entities have entered into a further amendment to the DVA to clarify that the standstill period applicable to the Axar Entities will expire on December 31, 2023;

•

Axar will vote or direct the voting of all shares of the Company’s Common Stock it beneficially owns in favor of amendments to Article VIII of the Company’s Certificate of Incorporation (the “Charter”) relating to amendments of the Company’s Bylaws and Article X of the Charter with respect to any amendment or repeal of Article V, Article VI(c), Article VII(a)-(d), Article VIII, Article X or Article XI of the Charter to increase the required stockholder approval required thereunder from “at least sixty six and two thirds percent (66 2/3%)” to “at least eighty-five percent (85%) (collectively, the “Supermajority Provisions”);” and

•

pending the effectiveness of such amendment to Article VIII and Article X of the Charter, Axar would not vote or direct the voting of any shares of the Company’s Common Stock in favor of any proposal to which the Supermajority Provisions are applicable unless such proposal has been approved by the Company’s Board of Directors and its Conflicts Committee..

As contemplated by the Waiver, on April 13, 2021, the Company, the Axar Entities and the ACII Entities also entered into the Fifth Amendment to the DVA (the “Fifth Amendment”) pursuant to which the parties clarified that the standstill period applicable to the Axar Entities thereunder would expire on December 31, 2023.

The foregoing summary is not intended to be complete and is qualified in its entirety by reference to the Waiver and the Fifth Amendment, copies of which are filed as Exhibit 2.1 and Exhibit 2.2, respectively, to this current Report on Form 8-K and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.:

(d)    Exhibits:

Exhibit Number	Description

2.1	Letter Agreement dated as of April 13, 2021 by and among StoneMor Inc., Axar Capital Management, LP, Axar GP, LLC, Axar Master Fund, Ltd., StoneMor GP Holdings, LLC and Robert B. Hellman, Jr., as trustee under the Voting and Investment Trust Agreement for the benefit of American Cemeteries Infrastructure Investors LLC.

2.2	Fifth Amendment to Nomination and Director Voting Agreement dated as of April 13. 2021 by and among StoneMor Inc., Axar Capital Management, LP, Axar GP, LLC, Axar Master Fund, Ltd., StoneMor GP Holdings, LLC and Robert B. Hellman, Jr., as trustee under the Voting and Investment Trust Agreement for the benefit of American Cemeteries Infrastructure Investors LLC.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2021	STONEMOR INC.
	By:	/s/ Austin K. So
Austin K. So
Senior Vice President, Chief Legal Officer
and Secretary